As filed with the Securities and Exchange Commission on April 7, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TMS INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5899976
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue P.O. Box 2000 Glassport, PA	15045
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-166807

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

The description of the class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Registrant under the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-166807), initially filed with the Securities and Exchange Commission on May 13, 2010, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TMS INTERNATIONAL CORP.

Date: April 7, 2011

	By:	/s/ Thomas E. Lippard
Thomas E. Lippard
Executive Vice President, General Counsel and Secretary

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